UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2016 (August 17, 2016)
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TIVO INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
San Jose, California
95002
(Address of principal executive offices, including zip code)

(408) 519-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into A Material Definitive Agreement
On August 17, 2016, TiVo Inc. (the “Company”) and ECI Four Gold Street LLC entered into a new commercial lease agreement for the Company’s corporate headquarters in San Jose, California (the “Lease Agreement”). The Company’s prior corporate headquarters lease was set to expire on January 31, 2017. The new lease commences on September 1, 2016 and extends through January 31, 2027 and provides for the lease by the Company of approximately 127,124 square feet of space. Total base rent payable over the extended lease period is approximately $35.0 million, before abatements. The Company has two options to extend the term of the lease for an additional consecutive five year period under each option with respect to the entire premises.

The foregoing description of the Lease Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Lease Agreement which is attached hereto as Exhibit 10.1 and incorporated in its entirety herein by reference.
Item 9.01.     Exhibits.
(d)           Exhibits

Exhibit No.	Description
10.1	Lease Agreement between TiVo Inc. and ECI Four Gold Street LLC, dated as of August 12, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TIVO INC.

Dated: August 23, 2016	By:	/s/ Naveen Chopra
		Name:	Naveen Chopra
		Title:	Interim Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Lease Agreement between TiVo Inc. and ECI Four Gold Street LLC, dated as of August 12, 2016.